Eagle Shareholders Approve Merger With Star Bulk
STAMFORD, CT, April 5, 2024 — Eagle Bulk Shipping Inc. (NYSE: EGLE) (“Eagle” or the “Company”) today announced that its shareholders voted in favor of (1) a proposal to approve and authorize the previously announced Agreement and Plan of Merger, dated December 11, 2023 (the “Merger Agreement”), entered into by and among Star Bulk Carriers Corp. (“Star Bulk”), Star Infinity Corp. (“Merger Sub”) and the Company and the merger contemplated thereby (the “Merger Proposal”) and (2) a proposal to authorize and approve the issuance of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon the potential future conversion of the Company’s 5.00% Convertible Senior Notes due 2024 in excess of the conversion share cap set forth in the Indenture, dated as of July 29, 2019, between the Company and Deutsche Bank Trust Company Americas (the “Convertible Note Share Issuance Proposal”) at its special meeting of shareholders (the “Special Meeting”) held earlier today.
At the Special Meeting, approximately 65% of the Company’s outstanding shares (approximately 99% of the shares of Common Stock present at the Special Meeting) were voted in favor of the Merger Proposal and approximately 96% of the votes cast were voted in favor of the Convertible Note Share Issuance Proposal.
The final voting results on the proposals voted on at the Special Meeting will be set forth in Eagle’s Form 8-K to be filed with the Securities and Exchange Commission after certification by the inspector of elections.
Under the terms of the Merger Agreement, at the effective time, each share of the Common Stock issued and outstanding immediately prior to the effective time (excluding Common Stock owned by Eagle, Star Bulk, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries) will be cancelled in exchange for the right to receive 2.6211 shares of common stock of Star Bulk, par value $0.01 per share, and any cash payable in respect of fractional shares.
The Company now expects to complete the merger on or about April 9, 2024, subject to the satisfaction of the remaining closing conditions.
About Eagle Bulk Shipping Inc.
Eagle is a U.S.-based, fully integrated shipowner-operator, providing global transportation solutions to a diverse group of customers including miners, producers, traders and end users. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Eagle focuses exclusively on the versatile midsize dry bulk vessel segment and owns one of the largest fleets of Supramax/Ultramax vessels in the world. Eagle performs all management services in-house (strategic, commercial, operational, technical, and administrative) and employs an active management approach to fleet trading with the objective of optimizing revenue performance and maximizing earnings on a risk-managed basis. For further information, please visit Eagle’s website: www.eagleships.com.
Forward-Looking Statements
Matters discussed in this release may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements in this release reflect management’s current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, including with respect to the consummation of the merger, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The Company gives no assurance that the forward-looking statements will prove to be correct, does not undertake any duty to update them and disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: uncertainties as to the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; the effects of disruption caused by the announcement of the proposed transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; risks related to the proposed transaction diverting management’s attention from Star Bulk’s and Eagle’s ongoing business operations; the possibility that the expected synergies and value creation from the proposed transaction will not be realized, or will not be realized within the expected time period; risks related to Star Bulk’s ability to successfully integrate Eagle’s operations and employees; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that the anticipated tax treatment of the proposed transaction between Star Bulk and Eagle is not obtained; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the proposed transaction; transaction costs; actual or contingent liabilities; and other factors listed from time to time in Eagle’s filings with the Securities and Exchange Commission.
Contact
Company Contact:
Constantine Tsoutsoplides
Chief Financial Officer
Eagle Bulk Shipping Inc.
Tel. +1 203-276-8100
Email: investor@eagleships.com